UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a term loan agreement (the “Term Loan Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent, and PNC Bank, National Association and Branch Banking and Trust Company as co-syndication agents, providing for a senior unsecured term loan facility in the aggregate principal amount of $300,000,000 (the “Term Loan Facility”), maturing on June 7, 2021. The Company may from time to time request that additional term loans be made under the Term Loan Agreement, provided that the aggregate amount of the Company’s borrowings under the Term Loan Agreement shall not exceed $500,000,000.

The Term Loan Facility was fully drawn on June 7, 2016. The Company used approximately $210 million of the proceeds of the Term Loan Facility to repay outstanding indebtedness under its $450 million unsecured revolving credit facility (the “2014 Revolving Credit Facility”). The Company anticipates using the remaining proceeds of approximately $90 million, along with borrowings under the 2014 Revolving Credit Facility, to repay its 5.00% Senior Notes in the amount of $164.8 million due on June 15, 2016 (the “2016 Notes”).

Borrowings under the Term Loan Facility bear interest at rates per annum determined by reference to, at the Company’s option, either an alternate base rate (“Base Rate Borrowings”) or LIBOR (“Eurodollar Rate Borrowings”). Base Rate Borrowings bear interest at (a) the highest of (i) the prime rate announced by JPMorgan, (ii) the greater of the federal funds effective rate and the overnight bank funding rate, each as announced by the Federal Reserve Bank of New York, plus one-half of one percent, and (iii) the one-month LIBOR rate plus one percent, plus (b) a margin of between 0 and 50 basis points, depending on the then-applicable rating of the Company’s long-term senior unsecured, non-credit enhanced debt. Eurodollar Rate Borrowings bear interest at (x) the LIBOR rate for deposits in US Dollars with a term equivalent to the interest period for such borrowing, plus (y) a margin of between 87.5 and 150 basis points, depending on the then-applicable rating of the Company’s long-term senior unsecured, non-credit enhanced debt. Any amounts that are not paid by the Company when due under the Term Loan Agreement are subject to the application of default interest rates. The Company may voluntarily prepay borrowings under the Term Loan Agreement at any time without penalty or premium, provided the Company complies with the notice and other requirements for prepayment set forth in the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties and customary affirmative, negative and financial covenants. These covenants, among other things, contain certain limitations on the ability of the Company and its subsidiaries to incur indebtedness, dispose of assets outside of the ordinary course of business and enter into certain merger or consolidation transactions. In addition, the Term Loan Agreement requires the Company and its subsidiaries to use commercially reasonable efforts to maintain all material agreements necessary for the conduct of their business. The Term Loan Agreement also contains two financial covenants: a “consolidated cash flow/fixed charges ratio” and a “consolidated funded indebtedness/cash flow ratio,” the definitions of which are identical to those in the 2014 Revolving Credit Facility, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2014. The fixed charges coverage ratio requires the Company to maintain a consolidated cash flow to consolidated fixed charges ratio of 1.5 to 1.0 or higher. The consolidated operating cash flow ratio requires the Company to maintain a consolidated funded indebtedness to consolidated operating cash flow ratio of 6.0 to 1.0 or lower.

The Term Loan Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) the material inaccuracy of representations or warranties made thereunder, (iii) non-compliance with covenants thereunder, (iv) non-payment of amounts due under, or the acceleration of, other material indebtedness of the Company or its subsidiaries, (v) bankruptcy or insolvency events, (vi) unsatisfied judgments in excess of $50 million, individually or in the aggregate, outstanding for 30 days or more which are not being appealed or contested in good faith and (vii) a change of control of the Company (which includes The Coca-Cola Company and its subsidiaries ceasing to own at least ten percent of the outstanding capital stock of the Company). Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may accelerate the maturity of the Company’s outstanding obligations thereunder.

The foregoing description is qualified by reference to the full text of the Term Loan Agreement, which the Company will file with its Quarterly Report on Form 10-Q for the fiscal quarter ending July 3, 2016.

Certain of the lenders under the Term Loan Agreement and certain of their respective affiliates have performed in the past, and may perform in the future, banking, investment banking and/or advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. These statements include statements regarding the anticipated use of proceeds of the Term Loan Facility, along with borrowings under the 2014 Revolving Credit Facility, to repay the 2016 Notes. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: June 9, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer